================================================================================


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): April 1, 2005


                              GENESIS ENERGY, L.P.
             (Exact name of registrant as specified in its charter)


    Delaware                          1-12295                76-0513049
(State or other jurisdiction of     (Commission           (I.R.S. Employer
incorporation or organization)      File Number)          Identification No.)


   500 Dallas, Suite 2500, Houston, Texas                      77002
  (Address of principal executive offices)                   (Zip Code)


                          (713) 860-2500 (Registrant's
                     telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)




===============================================================================

             Explanatory Note: On April 1, 2005, Genesis Energy, L.P. ("GELP") acquired from TCHI Inc. (TCHI), a wholly owned subsidiary of ChevronTexaco Global Energy Inc., TCHI's 50% partnership interest in T&P Syngas Supply Company (T&P Syngas) for $13.5 million. GELP filed a Form 8-K on April 7, 2005 announcing this acquisition. This Form 8-K/A amends the Form 8-K filed on April 7, 2005, to include the financial statements of the business acquired and the pro forma financial information required to be filed under Item 9.01.

Item 9.01.  Financial Statements and Exhibits

     (a) Financial statements of businesses acquired.

     The following report and financial statements of T&P Syngas are included:

o        Independent Auditors' Report
o        Unaudited Balance Sheet as of March 31, 2005
o        Audited Balance Sheets as of December 31, 2004 and 2003
o        Audited Statements of Operations for the Years Ended December 31, 2004
           and 2003
         Unaudited Statements of Operations for the Three Months Ended March 31,
           2005 and 2004
         Audited Statements of Cash Flows for the Years Ended December 31, 2004
           and 2003
         Unaudited Statements of Cash Flows for the Three Months Ended March 31,
           2005 and 2004
         Audited Statements of Changes in Partners' Capital for the Years Ended
           December 31, 2004 and 2003
         Unaudited Statements of Changes in Partners' Capital for the Three
           Months Ended March 31, 2005 and 2004


                          INDEPENDENT AUDITORS' REPORT



To the Management Committee of T&P Syngas Supply Company
Houston, Texas

We have audited the accompanying balance sheets of T&P Syngas Supply Company (the "Partnership") as of December 31, 2004 and 2003, and the related statements of operations, partners' capital, and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Partnership at December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


/s/  Deloitte & Touche LLP

Houston, Texas
June 14, 2005

                            T&P SYNGAS SUPPLY COMPANY
                                 BALANCE SHEETS
                                 (In thousands)





                                            March 31,  December 31, December 31,
      ASSETS                                  2005         2004         2003
                                            --------     --------     ---------
                                          (Unaudited)
CURRENT ASSETS
Cash                                       $  1,182     $    878      $  2,212
Accounts receivable - related party             373          721           355
                                           --------     --------     ---------
   Total current assets                       1,555        1,599         2,567

FIXED ASSETS, at cost                        29,421       29,421        29,654
Accumulated depreciation                    (11,858)     (11,470)       (9,939)
                                           --------     --------     ---------
   Net fixed assets                          17,563       17,951        19,715
                                           --------     --------     ---------

TOTAL ASSETS                               $ 19,118    $  19,550      $ 22,282
                                           ========    =========      ========

   LIABILITIES AND PARTNERS' CAPITAL

Accounts payable:
   Trade                                     $  108    $      85      $    359
   Related party                                140          164           363

Commitments and Contingencies (Note 8)

Partners' Capital:
PHSI                                          9,435        9,651        10,780
TCHI                                          9,435        9,650        10,780
                                           --------     --------      --------
   Total Partners' Capital                   18,870       19,301        21,560
                                           --------     --------      --------

TOTAL LIABILITIES AND PARTNERS' CAPITAL   $ 19,118     $  19,550      $ 22,282
                                          ========     =========      ========

                 The accompanying notes are an integral part of
                          these financial statements.

                            T&P SYNGAS SUPPLY COMPANY
                            STATEMENTS OF OPERATIONS
                                 (In thousands)



                                                                        Year  Ended            Three Months Ended
                                                                         December 31,                March 31,
                                                                     2004         2003         2005         2004
                                                                  ---------     --------     --------     ---------
                                                                                                   (Unaudited)

PROCESSING FEE REVENUES-Related party                            $   4,220      $  3,957     $  1,093     $   1,019

OPERATING AND MAINTENANCE EXPENSES:
   Related party                                                       589           858           23           144
   Unrelated party                                                       9           140            4             1

DEPRECIATION EXPENSE                                                 1,553         1,524          388           388
                                                                  ---------     --------     --------     ---------

   OPERATING INCOME                                                  2,069         1,435          678           486

OTHER INCOME                                                             7            29            2             2
OTHER EXPENSE                                                          (30)          (16)           -             -
INCOME FROM INSURANCE PROCEEDS (Note 6)                                  -             -        1,222             -
                                                                  ---------     --------     --------     ---------

NET INCOME                                                       $   2,046      $  1,448     $  1,902     $     488
                                                                 =========      ========     ========     =========


                 The accompanying notes are an integral part of
                          these financial statements.


                            T&P SYNGAS SUPPLY COMPANY
                            STATEMENTS OF CASH FLOWS
                                 (In thousands)



                                                                         Year  Ended            Three Months Ended
                                                                         December 31,                March 31,
                                                                     2004         2003         2005         2004
                                                                  ---------     --------     --------     ---------
                                                                                                   (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                     $   2,046     $  1,448     $  1,902     $     488
   Adjustments to reconcile net income to net cash provided by operating activities-
      Depreciation                                                    1,553        1,524          388           388
      Loss (gain) on disposal of surplus assets                          29           (7)           -             -
      Changes in components of working capital-
         Accounts receivable                                           (366)         (11)         348            42
         Other current assets                                             -           36            -             -
         Accounts payable                                              (215)        (167)          (1)         (236)
                                                                  ----------    --------     --------     ---------
Net cash provided by operating activities                             3,047        2,823        2,637           682

CASH FLOWS FROM INVESTING ACTIVITIES:
   Additions to fixed assets                                            (76)        (312)           -             -
                                                                  ---------     --------     --------     ---------
Net cash used in investing activities                                   (76)        (312)           -             -

CASH FLOWS FROM FINANCING ACTIVITIES:
   Distributions to partners                                         (4,305)      (5,000)      (2,333)            -
                                                                  ---------     --------     --------     ---------
Net cash used in financing activities                                (4,305)      (5,000)      (2,333)            -
                                                                  ---------     --------     --------     ---------

NET (DECREASE) INCREASE IN CASH                                      (1,334)      (2,489)         304           682

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                      2,212        4,701          878         2,212
                                                                  ---------     --------     --------     ---------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                       $     878      $  2,212     $  1,182     $   2,894
                                                                 =========      ========     ========     =========


                 The accompanying notes are an integral part of
                          these financial statements.

                            T&P SYNGAS SUPPLY COMPANY
                         STATEMENTS OF PARTNERS' CAPITAL
                                 (In thousands)



                                                                                  PHSI         TCHI         Total
                                                                                --------     --------     ---------

Partners' Capital, January 1, 2003                                              $ 12,556     $ 12,556     $  25,112
Net income for the year ended December 31, 2003                                      724          724         1,448
Distributions during the year ended December 31, 2003                             (2,500)      (2,500)       (5,000)
                                                                                --------     --------     ---------
Partners' capital, December 31, 2003                                              10,780       10,780        21,560
Net income for the year ended December 31, 2004                                    1,023        1,023         2,046
Distributions during the year ended December 31, 2004                             (2,153)      (2,152)       (4,305)
                                                                                --------     --------     ---------
Partners' capital, December 31, 2004                                               9,651        9,650        19,301
Net income for the three months ended March 31, 2005 (unaudited)                     951          951         1,902

Distributions during the three months ended March 31, 2005 (unaudited)            (1,167)      (1,166)       (2,333)
                                                                                --------     --------     ---------

Partners' capital, March 31, 2005 (unaudited)                                   $  9,435     $  9,435     $  18,870
                                                                                ========     ========     =========
                 The accompanying notes are an integral part of
                          these financial statements.


                            T&P SYNGAS SUPPLY COMPANY
                          NOTES TO FINANCIAL STATEMENTS


1.       Organization and Basis of Presentation

Organization

   T&P Syngas Supply Company (T&P Syngas) is a Delaware general partnership. The partners in T&P Syngas were Praxair Hydrogen Supply, Inc. (PHSI) and TCHI, Inc.
(TCHI), each of whom owned 50% of T&P Syngas. On April 1, 2005, TCHI sold its interest in T&P Syngas to a subsidiary of Genesis Energy, L.P.

   T&P Syngas is managed by a management committee comprised of representatives from the partners.

   T&P Syngas processes raw materials provided by its customer into syngas and steam and earns a fee for its processing services. These operations are conducted at its facilities in Texas City, Texas.

Basis of Presentation

   The accompanying financial statements and related notes present the financial position as of March 31, 2005 and December 31, 2004 and 2003 for T&P Syngas and its results of operations and cash flows and changes in partners' capital for the years ended December 31, 2004 and 2003 and its results of operations and cash flows for the three months ended March 31, 2005 and 2004.

   The statement of financial position as of March 31, 2005 and the statements of operations and cash flows for the three months ended March 31, 2005 and 2004 have been prepared without audit. Accordingly, they reflect all adjustments (which consist solely of normal recurring adjustments) which are, in the opinion of T&P Syngas, necessary for a fair presentation of the financial results for interim periods. Certain information and notes normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. However, we believe that the disclosures are adequate to make the information presented not misleading.

   No provision for income taxes related to the operations of T&P Syngas is included in the accompanying financial statements; as such income will be taxable directly to the partners.

2.       Summary of Significant Accounting Policies

Use of Estimates

   The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, if any at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant accruals that may be made include: (1) estimated useful lives of assets, which impacts depreciation and amortization, (2) accruals related to revenues and expenses, (3) liability and contingency accruals, (4) estimates of future net cash flows from assets for purposes of determining whether impairment of those assets has occurred. While T&P Syngas believes these estimates are reasonable, actual results could differ from these estimates.

Cash and Cash Equivalents

   Cash and cash equivalents consist of all demand deposits and funds invested in highly liquid instruments with original maturities of three months or less. T&P Syngas has no requirement for compensating balances or restrictions on cash.

Fixed Assets

   Property and equipment are carried at cost. Depreciation of property and equipment is provided using the straight-line method over the estimated useful life of the asset. The asset life of property and equipment is 20 years.

   Property and equipment are reviewed for impairment when events or circumstances indicate that its carrying value may not be recoverable. The carrying value of property and equipment is not recoverable if it exceeds the sum of the undiscounted cash flows expected to be generated from the use and ultimate disposal of the asset. If the carrying value is determined to not be recoverable under this method, an impairment charge equal to the amount the carrying value exceeds the fair value is recognized. Fair value is generally determined from estimated discounted future net cash flows.

   Maintenance and repair costs are charged to expense as incurred. Costs incurred for major replacements and upgrades are capitalized and depreciated over the remaining useful life of the asset.

Asset Retirement Obligations

   Asset retirement obligations are accounted for in accordance with Statement of Financial Standards No. 143 (SFAS 143). SFAS 143 requires that the cost for asset retirement obligations be capitalized as part of the cost of the related long-lived asset and subsequently allocated to expense systematically as with depreciation. At the end of the processing agreement in July 31, 2016, T&P Syngas, at the option of the owner of the site on which the assets are located, may (1) sell its assets at fair market value to a third party or the owner of the site, (2) not be required to remove the assets, or (3) be required to remove the assets and restore the site to approximately its original condition. The processing agreement between T&P Syngas and PHSI provides for extensions of the agreement. The fair value of any asset retirement obligations cannot be reasonably estimated, as the settlement dates are indeterminable.

   In March 2005, the FASB issued FASB Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143" (FIN 47). FIN 47 clarifies that the term, conditional asset retirement obligation as used in SFAS 143, refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional upon a future event that may or may not be within the control of the entity. Although uncertainty about the timing and/or method of settlement may exist and may be conditional upon a future event, the obligation to perform the asset retirement activity is unconditional. Accordingly, an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. FIN 47 clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation and emphasizes that uncertainty about the timing or method of settlement of the obligation should be factored into the calculation of the fair value of the obligation. FIN 47 is effective no later than the end of reporting periods ending after December 15, 2005. T&P Syngas is currently evaluating what effect FIN 47 will have on its financial statements, but at this time, it does not believe that the adoption of FIN 47 will have a material effect on its financial position, results of operations or cash flows.

Revenue Recognition

   Revenues are recognized under the terms of the processing agreement between T&P Syngas and PHSI. These terms provide that T&P Syngas earns revenue during periods when processing occurs and required outputs are produced. PHSI provides the materials to be processed and certain levels of other services to enable T&P Syngas to produce the syngas and steam at levels specified in the agreements between the parties.

Operating and Maintenance Costs

   Under the terms of the agreements between T&P Syngas and PHSI, PHSI provides the materials and services to produce specified levels of syngas and steam. T&P Syngas incurs operating and maintenance costs when inputs exceed prearranged levels under the terms of the processing agreement. Additionally, T&P Syngas pays royalties related to the technology used in its processes and may incur other operating expenses outside the scope of the processing agreement.

Concentrations of Credit and Other Risks

   All T&P Syngas' receivables are due from PHSI, and the agreements between T&P Syngas and PHSI provide that T&P Syngas' only customer is PHSI. This customer concentration has the potential to impact T&P Syngas' exposure to credit risk, either positively or negatively, in that T&P Syngas could be affected by economic, industry and other conditions that affect PHSI.

Fair Value of Financial Instruments

   The carrying values of cash and cash equivalents, accounts receivable and accounts payable in the Balance Sheets approximated fair value due to the short maturity of these instruments.

3.       Fixed Assets

   Fixed assets consisted of the property and equipment located at T&P Syngas' facility at Texas City, Texas. Depreciation expense was $1,553,000 and $1,524,000 for the years ended December 31, 2004 and 2003.

4.       Partners' Capital and Distributions

   The partners in T&P Syngas own 50% interests in T&P Syngas. The agreement between the partners provides that distributions will be paid quarterly to the partners from the excess cash after reserves at the end of each quarter.

5.       Transactions with Related Parties

   All of the revenues and receivables of T&P Syngas are earned from and receivable from PHSI under the terms of a processing agreement that is effective through July 31, 2016.

   Operating and maintenance expenses in the amounts of $449,000 and $858,000 for the years ended December 31, 2004 and 2003, were provided by PHSI.

   Royalties in the amount of $140,000 for the year ended December 31, 2004 were payable to an affiliate of TCHI under the terms of a licensing agreement for the technology used by T&P Syngas.

   Accounts payable at December 31, 2004 and 2003 included $24,000 and $363,000, respectively owed to PHSI for operating and maintenance expenses. Accounts payable at December 31, 2004 included $140,000 owed to an affiliate of TCHI for royalties.

6.       Insurance Proceeds

   In January 2005, T&P Syngas received proceeds from an insurance settlement related to an equipment failure in 2000. These proceeds of $1.2 million were recorded as other income in 2005. A distribution was paid to the partners in January 2005 in the amount of the proceeds.

7.       Supplemental Cash Flow Information

   Cash received by T&P Syngas for interest during the years ended December 31, 2004 and 2003 was $7,000 and $29,000, respectively.

8.       Commitments and Contingencies

   T&P Syngas is subject to a royalty agreement related to the technology it uses. Two royalties are calculated under the agreement - capacity royalties and technology update royalties. Royalties related to technology updates had been paid in full as of January 1, 2003. T&P Syngas is subject to capacity royalties based on operations. These royalties become payable as T&P Syngas increases its daily average output levels during a calendar period. At December 31, 2004, the royalty related to operations had been recorded to the maximum capacity level of T&P Syngas' facility. Should capacity be increased in the future, additional royalties will be owed.

   The processing agreement with PHSI expires July 31, 2016. It may be extended for two additional five year terms at PHSI's option. At the termination of the processing agreement, T&P Syngas, at the option of the owner of the site on which the assets are located, may (1) sell its assets at fair market value to a third party or the owner of the site, (2) not be required to remove the assets, or (3) be required to remove the assets and restore the site to approximately its original condition.

   A third party has advised T&P Syngas that it may make a claim against T&P Syngas for damages the third party incurred in 2000 related to an equipment failure at T&P Syngas' facility. The third party has made a claim against an affiliate of TCHI related to this incident. T&P Syngas has not been formally brought into the litigation between the TCHI affiliate and the third party, and T&P Syngas does not know what exposure, if any, it may have from this claim.

9.       Subsequent Events

   On April 1, 2005, TCHI sold its interest in T&P Syngas to Genesis Syngas Investments, L.P., a subsidiary of Genesis Energy, L.P. for $13.5 million.

   On May 6, 2005, T&P Syngas paid a distribution totaling $1,347,000 with respect to the first quarter of 2005 to the partners. TCHI received its share of this distribution.

     (b) Unaudited pro forma financial information.

   GENESIS ENERGY, L.P. UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

   The following Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2005 and the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2005 and the three months ended March 31, 2005 give effect to the acquisition by Genesis Energy, L.P. (Genesis) of a 50% interest in T&P Syngas Supply Company (T&P Syngas) and the related assumptions and adjustments described in the notes thereto. These statements will be referred to as the Unaudited Pro Forma Statements.

   The Unaudited Pro Forma Statements are based upon the historical unaudited consolidated balance sheet and audited and unaudited statements of operations of Genesis and the unaudited balance sheet and audited and unaudited statements of operations of T&P Syngas and should be read in conjunction with the audited consolidated financial statements and notes thereto included in Genesis's Annual Report on Form 10-K for the year ended December 31, 2004, the unaudited consolidated financial statements and notes thereto included in Genesis's Quarterly Report on Form 10-Q for the three months ended March 31, 2005, and the audited and unaudited financial statements of T&P Syngas included in this current report on Form 8-K.

   The Unaudited Pro Forma Statements were prepared assuming that the acquisition by Genesis of a 50% interest in T&P Syngas was consummated as of March 31, 2005 for the Unaudited Pro Forma Consolidated Balance Sheet, and as of the beginning of each period presented for the Unaudited Pro Forma Consolidated Statements of Operations. The Unaudited Pro Forma Statements have been prepared based upon assumptions deemed appropriate by Genesis and may not be indicative of actual results.

   Genesis has been indemnified by TCHI for the potential third party claim discussed in note 8 of the notes to the financial statements of T&P Syngas.

                              GENESIS ENERGY, L.P.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2005
                                 (In thousands)




                                                                            Historical      Pro Forma        Pro
                        ASSETS                                               Genesis       Adjustments      Forma
                                                                            ----------     -----------    ---------

CURRENT ASSETS
Cash                                                                        $   3,131                     $   3,131
Accounts receivable                                                            90,492                        90,492
Other current assets                                                            5,639                         5,639
                                                                            ---------                     ---------
   Total current assets                                                        99,262                        99,262

FIXED ASSETS, at cost                                                          68,094                        68,094
Accumulated depreciation                                                      (34,569)                      (34,569)
                                                                            ---------                     ---------
   Net fixed assets                                                            33,525                        33,525

CO2 ASSETS, net of amortization                                                25,708                        25,708
INVESTMENT IN T&P SYNGAS                                                                    $  13,500 (a)    13,500
OTHER ASSETS, net                                                               8,162            (500)(b)     7,662
                                                                            ---------       ---------     ---------

TOTAL ASSETS                                                                $ 166,657       $  13,000     $ 179,657
                                                                            =========       =========     =========

           LIABILITIES AND PARTNERS' CAPITAL

CURRENT LIABILITIES
Accounts payable:                                                           $  95,250                     $  95,250
Accrued liabilities                                                             6,651                         6,651
                                                                            ---------                     ---------
   Total current liabilities                                                  101,901                       101,901

LONG-TERM DEBT                                                                 17,500       $  13,000 (c)    30,500
OTHER LONG-TERM LIABILITES                                                        156                           156
COMMITMENTS AND CONTINGENCIES

MINORITY INTERESTS                                                                517                           517

PARTNERS' CAPITAL                                                              46,583                        46,583
                                                                            ---------       ---------     ---------

TOTAL LIABILITIES AND PARTNERS' CAPITAL                                     $ 166,657       $  13,000     $ 179,657
                                                                            =========       =========     =========

             See Notes to Unaudited Pro Forma Financial Statements.


                              GENESIS ENERGY, L.P.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2004
                                 (In thousands)




                                                                            Historical      Pro Forma        Pro
                                                                              Genesis      Adjustments      Forma
                                                                            ----------     -----------   ----------

REVENUES                                                                    $ 927,143                    $  927,143

COSTS AND EXPENSES:
Crude oil, pipeline operating and CO2 marketing costs                         908,804                       908,804
General and administrative expenses                                            11,031                        11,031
Depreciation and amortization                                                   7,298                         7,298
Net loss on disposal of surplus assets                                             33                            33
                                                                            ---------                     ---------
   Total costs and expenses                                                   927,166                       927,166
                                                                            ---------                     ---------

OPERATING LOSS                                                                    (23)                          (23)

Equity in earnings of investee                                                             $     664 (d)        664
Net interest expense                                                             (926)          (723)(e)     (1,649)
                                                                            ---------      ---------      ---------

LOSS FROM CONTINUING OPERATIONS                                             $    (949)     $     (59)     $  (1,008)
                                                                            =========      =========      =========


BASIC AND DILUTED NET LOSS FROM CONTINUING OPERATIONS PER COMMON UNIT       $   (0.10)                    $   (0.11)
                                                                            =========                     =========


             See Notes to Unaudited Pro Forma Financial Statements.

                              GENESIS ENERGY, L.P.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2005
                                 (In thousands)




                                                                            Historical      Pro Forma        Pro
                                                                              Genesis      Adjustments      Forma

REVENUES                                                                    $ 256,600                     $ 256,600

COSTS AND EXPENSES:
Crude oil, pipeline operating and CO2 marketing costs                         251,744                       251,744
General and administrative expenses                                               858                           858
Depreciation and amortization                                                   1,526                         1,526
Net gain on disposal of surplus assets                                           (371)                         (371)
                                                                            ---------                     ----------
   Total costs and expenses                                                   253,757                       253,757
                                                                            ---------                     ---------

OPERATING INCOME                                                                2,843                         2,843

Equity in earnings of investee                                                             $   250 (d)          250
Net interest expense                                                             (355)        (223)(e)         (578)
                                                                            ---------      -------        ---------

INCOME FROM CONTINUING OPERATIONS                                           $   2,488      $    27        $   2,515
                                                                            =========      =======        =========

BASIC AND DILUTED NET INCOME FROM CONTINUING OPERATIONS PER COMMON
   UNIT                                                                     $    0.26                     $    0.26
                                                                            =========                     =========


             See Notes to Unaudited Pro Forma Financial Statements.

                NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
 FOR THE YEAR ENDED DECEMBER 31, 2004 AND THE THREE MONTHS ENDED MARCH 31, 2005

   The pro forma adjustments to the unaudited pro forma statements reflect the following:

(a) Investment in T&P Syngas - This amount represents the purchase price Genesis paid to TCHI for a 50% interest in T&P Syngas.

(b) Other assets - Genesis paid a deposit to TCHI that was included in Other Assets at March 31, 2005. This adjustment reflects the reclassification of that deposit to the investment.

(c) Long-term debt - Genesis borrowed funds to complete the acquisition under its existing credit agreement.

(d) Equity in earnings of investee - This adjustment represents Genesis equity in the earnings of T&P Syngas for the period, net of the amortization of the excess of Genesis's investment over its share of partners' capital of T&P Syngas. Genesis paid $4.1 million more for its interest in T&P Syngas than its share of partners' capital on the balance sheet of T&P Syngas at the date of the acquisition. This excess amount of the purchase price over the equity in T&P Syngas is being amortized using the straight-line method over the remaining useful life of the assets of T&P Syngas of eleven years. The pro forma statement of operations for the year ended December 31, 2004, included $1,023,000 as Genesis's pro forma share of the earnings of T&P Syngas, reduced by amortization of the excess purchase price of $359,000. The pro forma statement of operations for the three months ended March 31, 2005, included $340,000 as Genesis's pro forma share of the earnings of T&P Syngas, reduced by amortization of the excess purchase price of $90,000. The insurance proceeds received by T&P Syngas in January 2005 related to an accident in 2000 have been excluded from the earnings of T&P Syngas for purposes of the pro forma adjustment.

(e) Interest expense - The adjustment for interest expense reflects interest computed on pro forma increases in debt balances using the prime rate in effect during the respective periods, as adjusted for the margin over the prime rate applicable to Genesis credit agreement. The effective prime rate used was 4.34% and 5.43% for the 2004 annual period and 2005 three-month period, respectively. If interest rates had been 0.125% higher during the 2004 annual period and the 2005 three month period, interest expense would have been approximately $15,000 and $4,000 greater, respectively, than the amounts shown in the pro forma statements of operations.

     (c)  Exhibits

            None.


                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                         GENESIS ENERGY, L.P.
                         (A Delaware Limited Partnership)

                         By: GENESIS ENERGY, Inc., as
                             General Partner


Date:  June 16, 2005     By:     /s/  ROSS A. BENAVIDES
                             -----------------------------------------
                                Ross A. Benavides
                                Chief Financial Officer